UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):  February 19, 2010


                      FINANCIAL FEDERAL CORPORATION
         (Exact name of registrant as specified in its charter)

       Nevada                  001-14237               88-0244792
      (State of            (Commission File         (I.R.S. Employer
   incorporation)               Number)            Identification No.)


               730 Third Avenue, New York, New York 10017
           (Address of principal executive offices) (Zip Code)

                             (212) 599-8000
          (Registrant's telephone number, including area code)


      (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

On February 19, 2010, Financial Federal Corporation ("Financial Federal") completed its merger (the "Merger") with People's United Financial, Inc. ("People's United"), pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of November 22, 2009 by and between People's United and Financial Federal.

In connection with the consummation of the Merger, each outstanding share of common stock of Financial Federal, other than shares owned by People's United or Financial Federal, was converted into the right to receive a combination of (i) one share of common stock of People's United and (ii) $11.27 in cash, without interest.


Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, Financial Federal requested that the New York Stock Exchange (the "NYSE") suspend trading in common stock of Financial Federal, effective as of February 19, 2010 and file an application on Form 25 with the Securities and Exchange Commission (the "SEC") in accordance with Rule 12d2-2 promulgated under the Securities Exchange Act of 1934, as amended, to delist the common stock of Financial Federal as soon as possible.

Pursuant to this request, the NYSE filed Form 25 with the SEC on February 19, 2010.


Item 3.03.  Material Modification to Rights of Security Holders

The information set forth under Item 2.01 above is incorporated by reference into this Item 3.03.

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

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       FINANCIAL FEDERAL CORPORATION
                                       -----------------------------
                                       (Registrant)


                                       By: /s/ Troy H. Geisser
                                           -------------------------
                                           Senior Vice President and
                                           Secretary

February 19, 2010
-----------------
(Date)

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